UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2009

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On January 7, 2009, we adopted a new performance based incentive plan, entitled the 2008-2009 Performance and Equity Incentive Plan ( "Performance Plan") for key executives that is based on meeting specific comprehensive net income targets established by the Board of Directors. The Performance Plan authorizes us to issue up to 1,000,000 shares of our common stock. The Performance Plan is subject to the approval of our stockholders at the next annual or special meeting of stockholders. We believe that the Plan better aligns the interests of our executives, key employees and investors in our common stock. The Performance Plan is administered by a committee consisting solely of our independent directors. Our independent directors are not entitled to participate in awards under the Performance Plan.
Also, on January 7, 2009, we awarded a group of twelve executives and employees an aggregate of 765,000 shares of our restricted common stock,( subject stockholder approval of the Plan) and to meeting the following performance targets, which coincide with our guidance objectives over five quarterly periods as follows:
Applicable Quarterly Period Comprehensive Income Target

4th Quarter 2008 (ending 12.31.08) $2.2 million
1st Quarter 2009 (ending 03.31.09) ($315,000)
2nd Quarter 2009 (ending 06.30.09) $500,000
3rd Quarter 2009 (ending 09.30.09) $4.5 million
4th Quarter 2009 (ending 12.31.09) $5.5 million
The shares issued under the Performance Plan for each Applicable Quarterly Period are subject to cancellation if the Comprehensive Income Targets are not met or if the participating employees do not remain in continuous service with the Company through the last day of each Applicable Quarterly Period related to such shares.
Also on January 7, 2009, we awarded a bonus of 40,000 shares of our restricted common stock to each of our independent directors for their extraordinary services to us. None of these 120,000 shares of common stock are part of the Performance Plan and none of these shares are subject to any vesting or other performance criteria.

Item 7.01 Regulation FD Disclosure.

On January 8, 2009, we issued a press release announcing the Performance Plan. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On January 8, 2009 we received a letter dated January 7, 2009 from the NYSE ALTERNEXT US (formerly: AMEX) stating that based upon a review of publicly available information, that we had resolved the continued listing deficiency referenced in the AMEX letter dated April 26, 2006. Accordingly, as of January 7, 2009 we met the continued listing eligibility standards and are subject to the provisions of Section 1009 (h) of the NYSE ALTERNEXT US.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
10.48. 2008-2009 Performance and Equity Incentive Plan and Certificate of Secretary re same.
99.1 Press release, dated January 8, 2009, announcing the Performance Plan (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

January 9, 2009	By:	/s/Akio Ariura

Name: Akio Ariura
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.48	2008-2009 Performance Plan
99.1	Press Release dated January 8, 2009 re Performance Plan